[Graphic Omitted]                                                   Exhibit 99.1

FOR IMMEDIATE RELEASE

          ACCESS INTEGRATED TECHNOLOGIES COMPLETES $7.6 MILLION PRIVATE
                   FINANCING OF 4-YEAR CONVERTIBLE DEBENTURES

MORRISTOWN, N.J. - FEBRUARY 10, 2005 - ACCESS INTEGRATED TECHNOLOGIES, INC. ("ACCESSIT") (AMEX: AIX) today announced that it has entered into definitive agreements with institutional investors relating to a private financing of $7.6 million in the form of 4-year Convertible Debentures bearing interest at the rate of 7 percent per year. The Debentures will convert into shares of ACCESSIT's Class A common stock at the price of $4.07 subject to possible adjustments from time to time. In connection with the Debenture offering, AccessIT will issue Warrants exercisable for up to 560,197 shares of Class A common stock at an initial exercise price of $4.44, subject to adjustments from time to time. The Warrants may be exercised beginning on September 9, 2005 until five years thereafter. The company intends to use the net proceeds of the private placement to complete the previously announced purchase of the Pavilion Theater in Brooklyn, New York and to provide working capital.

"With the completion of this financing, ACCESSIT will be able to take a historic step forward by purchasing the Pavilion Theater complex. The Pavilion is a unique theater and a valuable asset. We anticipate this acquisition will generate revenues of up to $5 million per year and produce substantial cash flow and to enable ACCESSIT to showcase its wide range of products and services for the motion picture entertainment industry," said Bud Mayo, Chief Executive Officer of ACCESSIT. "We look forward to having the ability to demonstrate the value to the industry, of a state-of-the-art, fully digitally equipped theater and to completing the planned addition of a ninth screen by the seller."

The Debenture and Warrant offering will be made in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The shares of Class A common stock to be issued upon any conversion of the Debentures or any exercise of the Warrants have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

ACCESS INTEGRATED TECHNOLOGIES, INC. (ACCESSIT) is an early mover in offering a fully managed storage and delivery service for owners and distributors of digital content to movie theaters and other venues. Supported by its robust platform of fail-safe Internet data centers, ACCESSIT is able to leverage the market-leading role of its Hollywood Software subsidiary with the innovative digital delivery capabilities of its Digital Media unit to provide the highest level of technology available to service the emerging digital cinema industry. For more information, visit our website at WWW.ACCESSITX.COM.


SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, are "forward-looking" statements within the meaning of the Private Securities
Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might", "believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT has no specific intention to update these statements.

                                      # # #

Contact:

Suzanne Tregenza                       Michael Glickman
ACCESSIT                               The Dilenschneider Group
55 Madison Avenue                      212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080
www.accessitx.com